EXHIBIT 99.1
Sila Realty Trust, Inc. Announces New $250 Million Unsecured Term Loan
March 21, 2024

TAMPA, Fla. - Sila Realty Trust, Inc. (the “Company”), a net lease real estate investment trust focused on investing in high quality healthcare properties across the continuum of care, today announced the closing of an Amended and Restated Term Loan Agreement (the “Term Loan”). The Term Loan initially matures March 2027, and includes two twelve-month extension options that can be exercised at the Company’s election.
The Term Loan, which was fully funded at closing, is made up of aggregate commitments of $250,000,000, which may be increased through an accordion feature, subject to lender approval, to an aggregate amount of up to $500,000,000. The Term Loan was entered into to replace the Company’s prior term loan agreement, which was due to mature in December 2024, and was paid off in its entirety upon closing of the Term Loan. The Term Loan bears interest at an annual rate of term SOFR or daily simple SOFR, at the Company’s election, plus an applicable margin ranging from 1.25% to 1.90%, depending on the Company’s leverage. The Term Loan is fully hedged through interest rate swap agreements, yielding an all-in rate of 2.3%, through December 2024.
The Company entered into the Term Loan with Truist Bank, as the Administrative Agent, and Truist Securities, Inc., Wells Fargo Securities LLC, and BofA Securities, Inc. as Joint Lead Arrangers and Joint Book Runners. The Huntington National Bank, Renasant Bank, and Hancock Whitney Bank acted as Co-Documentation Agents.
“We are pleased to announce the closing of the new Term Loan during these more challenging times in the debt capital markets, as underwriting standards have tightened and deal activity has slowed,” stated Kay C. Neely, the Company’s Executive Vice President and Chief Financial Officer. “Our long-term relationships with our lenders, as well as their belief in our strong credit quality, resulted in an oversubscribed syndication. We sincerely appreciate the continued support of our lenders and their confidence in our Company.”
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a net lease real estate investment trust headquartered in Tampa, Florida, with a strategic focus on investing in the significant, growing, and resilient healthcare sector of the U.S. economy. The Company invests in high quality healthcare facilities along the continuum of care, which, we believe, generate predictable, durable, and growing income streams. Our portfolio is comprised of high quality tenants in geographically diverse facilities which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of December 31, 2023, the Company owned 131 real estate properties and two undeveloped land parcels located in 62 markets across the U.S.
Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to the Company’s ability to increase its commitment under the Term Loan. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2023 Annual Report on Form 10-K with the SEC, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Miles Callahan, Senior Vice President of Capital Markets and Investor Relations
833-404-4107
IR@silarealtytrust.com